UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 22, 2022

Palantir Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39540	68-0551851
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Floor 15

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(720) 358-3679

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	PLTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 – Material Modification to Rights of Security Holders

As previously disclosed, on May 13, 2022, Palantir Technologies Inc. (the “Company”) entered into a Stipulation of Compromise and Settlement (the “Settlement”) with respect to In re Palantir Technologies Inc. Class F Stock Litigation (C.A. No. 2021-0275-SG), a class action brought against the Company and its founders relating to the Company’s Class F common stock. On September 13, 2022, the Court of Chancery of the State of Delaware approved the Settlement and entered judgment dismissing the class action with prejudice. In accordance with the Settlement, on December 22, 2022, the Company held a special meeting of stockholders (the “Special Meeting”) to propose an amendment and restatement of the Company’s certificate of incorporation. At the Special Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s certificate of incorporation (the “Amended and Restated Certificate”). The Amended and Restated Certificate became effective upon its filing with the Secretary of State of the State of Delaware on December 27, 2022. The description of the amendment and restatement effected by the Amended and Restated Certificate is incorporated herein by reference to the text of the section titled “Background of the Proposal —Summary of New Certificate” of the Company’s definitive proxy statement, filed on November 10, 2022 with the Securities and Exchange Commission (the “SEC”). Such description of the Amended and Restated Certificate is qualified in its entirety by reference to the full text of the Amended and Restated Certificate filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

In addition, in accordance with the Settlement and following the Special Meeting, the Company’s Board of Directors adopted amended and restated bylaws (the “Amended and Restated Bylaws”), effective December 27, 2022. The description of the amendment and restatement effected by the Amended and Restated Bylaws is incorporated herein by reference to the text of the section titled “Background of the Proposal—Summary of New Bylaws” of the Company’s definitive proxy statement, filed on November 10, 2022 with the SEC. Such description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth in Item 3.03 above is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

On December 22, 2022, the Company held the Special Meeting. With respect to the sole matter voted on at the Special Meeting, holders of the Company’s Class A common stock, par value $0.001 per share, were entitled to one vote for each share held as of the close of business on November 2, 2022 (the “Record Date”); holders of the Company’s Class B common stock, par value $0.001 per share, were entitled to ten votes for each share held as of the close of business on the Record Date; and the holders of the Company’s Class F common stock, par value $0.001 per share, were entitled to approximately 898.603 votes for each share held as of the close of business on the Record Date. The sole matter voted on at the Special Meeting and the votes cast with respect to such matter are set forth below:

Proposal – Approval of Amendment and Restatement of Certificate of Incorporation.

The amendment and restatement of the Company’s certificate of incorporation was approved based on the following results of voting:

For	Against	Abstained
2,332,284,777	4,257,403	1,617,951

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Palantir Technologies Inc.

3.2	Amended and Restated Bylaws of Palantir Technologies Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2022	Palantir Technologies Inc.

	By:	/s/ Alexander C. Karp
Alexander C. Karp
Chief Executive Officer